Exhibit 99.1

Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028-4130
303.673.5020

NEWS RELEASE

Contact:	Karla J. Kimrey	Joe Fuentes
	Vice President, Investor Relations	Manager, Global Public Relations
	303.673.5020	303.661.2523
	ask_stk@storagetek.com	joe_fuentes@storagetek.com

STORAGETEK ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Earnings Grow 25 Percent for the Quarter and 28 Percent for 2004

LOUISVILLE, Colo., January 25, 2005 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced fourth quarter 2004 net income of $89.3 million, or $0.83 diluted earnings per share. These amounts compare to fourth quarter 2003 net income of $71.3 million, or $0.64 diluted earnings per share. Revenue for the fourth quarter of 2004 was $665.8 million compared to $655.1 million for the fourth quarter of 2003.

Net income for the full year 2004 was $191.0 million, or $1.72 diluted earnings per share, compared to $148.9 million, or $1.35 diluted earnings per share for 2003. Revenue for the full year 2004 was $2.22 billion compared to $2.18 billion for 2003.

“Our superior technologies, strong customer relationships and solid business model allowed us to deliver robust earnings for the quarter and the full year,” said Patrick Martin, StorageTek chairman, president and chief executive officer. “We continue to help our customers understand what happens to data throughout its lifetime and this is becoming an increasingly important aspect of effective data management. Our Information Lifecycle Management strategy is resonating with customers as they struggle with increasing storage demands and stagnant budgets. StorageTek brings a unique set of solutions that customers are incorporating into their storage infrastructures.”

Storage services revenue was up seven percent over fourth quarter 2003 and eight percent for the full year. Service margins increased to 42 percent for the quarter and 44 percent for the full year. Fourth quarter 2004 product gross margins expanded to 53 percent and total gross margins strengthened to 49 percent.

“We come into the new year with enthusiasm and momentum. For the past four years, we have been building the foundation and will continue to move into new markets with innovative storage offerings to exploit these opportunities,” said Martin.

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STORAGETEK ANNOUNCES Q4 AND FULL YEAR 2004 RESULTS 2-2-2/

Financial highlights for the quarter include a cash and investments balance of $1.18 billion, quarterly cash flow from operations of over $120 million and full year 2004 cash flow from operations of approximately $385 million. “Our strong operating results and financial strength continue to be important to customers in a demanding environment. In 2005 we will maintain our disciplined approach to capital management that we have built over the last few years,” said Robert Kocol, StorageTek’s chief financial officer.

StorageTek will conduct the fourth quarter and full year 2004 financial results conference call today at 5:00 p.m. EST. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm. If you prefer to join via telephone line, please dial 800.810.0924 at least 5 minutes prior to the start of the call. International participants should dial 913.981.4900.

A replay of the call will be available on the web. The replay via phone line will be available beginning at 8 p.m. EST today and running through midnight January 28, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 2548962.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

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STORAGETEK ANNOUNCES Q4 AND FULL YEAR 2004 RESULTS 3-3-3/

About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions that are easy to manage, integrate well with existing infrastructures and allow universal access to data across servers, media types and networks. StorageTek provides practical and safe storage solutions in disk, networking, services, tape and tape automation. For more information, see www.storagetek.com, or call 1.800.786.7835.

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TRADEMARKS: StorageTek and the StorageTek logo are registered trademarks of Storage Technology Corporation. Other names mentioned may be trademarks of Storage Technology Corporation or other vendors/manufacturers.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Twelve Months Ended
	12/31/04	12/26/03	12/31/04	12/26/03
Revenue
Storage products	$424,396	$429,228	$1,307,091	$1,336,072
Gross profit margin	53%	50%	50%	48%

Storage services	241,431	225,854	916,909	846,488
Gross profit margin	42%	41%	44%	43%

Total revenue	665,827	655,082	2,224,000	2,182,560

Cost of revenue	336,523	346,566	1,170,419	1,186,551

Gross profit	329,304	308,516	1,053,581	996,009
Gross profit margin	49%	47%	47%	46%

Research and development costs	53,314	53,576	196,709	204,362
Selling, general, and administrative expense	173,252	166,484	634,945	598,535

Operating profit	102,738	88,456	221,927	193,112

Interest income	5,494	2,984	16,264	10,548
Interest expense	(248)	(395)	(1,270)	(1,748)

Income before income taxes	107,984	91,045	236,921	201,912

Provision for income taxes	(18,692)	(19,700)	(45,898)	(53,000)

Net income	$89,292	$71,345	$191,023	$148,912

EARNINGS PER COMMON SHARE

Earnings per share:
Basic	$0.84	$0.65	$1.75	$1.38

Diluted	$0.83	$0.64	$1.72	$1.35

Weighted average shares outstanding:
Basic	106,041	109,585	109,074	108,135
Diluted	108,049	111,772	111,243	110,648

SUPPLEMENTAL FINANCIAL DATA - STORAGE PRODUCTS REVENUE

Tape products	$333,135	$339,525	$1,012,944	$1,031,827
Disk products	54,959	53,099	182,277	170,586
Network products	26,868	23,727	75,608	89,579
Other	9,434	12,877	36,262	44,080

Total storage products	$424,396	$429,228	$1,307,091	$1,336,072

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	12/31/04	12/26/03
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,122,410	$1,001,629
Short-term investments	12,028	14,650
Accounts receivable	519,273	539,334
Inventories	123,459	109,988
Deferred income tax assets	174,253	139,446
Other current assets	1,062	123

Total current assets	1,952,485	1,805,170

Long-term investments	48,408	43,501
Property, plant, and equipment	177,371	201,647
Spare parts for maintenance	49,048	44,695
Deferred income tax assets	46,569	93,521
Other assets	133,960	116,712

Total assets	$2,407,841	$2,305,246

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,551	$1,090
Accounts payable	121,019	132,404
Accrued liabilities	533,839	483,672
Income taxes payable	239,253	250,818
Other current liabilities	59,365	64,674

Total current liabilities	955,027	932,658

Long-term debt	11,006	11,150

Total liabilities	966,033	943,808

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	11,288	11,114
Capital in excess of par value	1,019,101	991,273
Retained earnings	600,095	409,072
Accumulated other comprehensive loss	(38,772)	(30,436)
Treasury stock	(134,148)	(5,919)
Unearned compensation	(15,756)	(13,666)

Total stockholders' equity	1,441,808	1,361,438

Total liabilities and stockholders' equity	$2,407,841	$2,305,246

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Twelve Months Ended
	12/31/04	12/26/03
OPERATING ACTIVITIES
Cash received from customers	$2,270,300	$2,258,219
Cash paid to suppliers and employees	(1,874,807)	(1,889,154)
Interest received	15,231	9,912
Interest paid	(1,032)	(1,285)
Income tax paid	(25,177)	(13,115)

Net cash provided by operating activities	384,515	364,577

INVESTING ACTIVITIES
Purchases of investments	(26,558)	(60,959)
Proceeds from sale of investments	23,968	11,813
Purchases of property, plant, and equipment	(55,010)	(43,555)
Proceeds from sale of property, plant, and equipment	1,661	3,752
(Increase) decrease in other assets	(32,385)	4,244

Net cash used in investing activities	(88,324)	(84,705)

FINANCING ACTIVITIES
Repurchases of common stock	(195,353)	—
Proceeds from employee stock plans	72,092	58,721
Proceeds from other debt	1,258	1,325
Repayments of other debt	(2,194)	(2,372)

Net cash provided by (used in) financing activities	(124,197)	57,674

Effect of exchange rate changes on cash	(51,213)	6,484

Increase in cash and cash equivalents	120,781	344,030
Cash and cash equivalents - beginning of the period	1,001,629	657,599

Cash and cash equivalents - end of the period	$1,122,410	$1,001,629

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$191,023	$148,912
Depreciation and amortization expense	78,485	87,890
Inventory writedowns	19,716	24,064
Translation loss	53,175	21,053
Other non-cash adjustments to income	27,344	(22,470)
(Increase) decrease in assets:
Accounts receivable	46,300	75,659
Inventories	(16,460)	959
Other current assets	945	2,297
Spare parts	(22,117)	(16,344)
Deferred income tax assets	15,603	(13,715)
Increase (decrease) in liabilities:
Accounts payable	(14,650)	(7,191)
Accrued liabilities	19,469	17,111
Other current liabilities	(4,850)	5,020
Income taxes payable	(9,468)	41,332

Net cash provided by operating activities	$384,515	$364,577